For further information contact:
Dennis Klaeser, CFO
PrivateBancorp, Inc.
312-683-7100

FOR IMMEDIATE RELEASE

Webcast of PrivateBancorp, Inc.’s
First Quarter 2008 Earnings Conference Call

Chicago, March 31, 2008 -- PrivateBancorp, Inc. (NASDAQ: PVTB) will webcast live its quarterly earnings conference call with financial analysts on April 28, 2008 at 11:00 a.m. Eastern time (10:00 a.m. Central Time).  Access to the call will be available via a link called "First Quarter 2008 Earnings Call" on the investor relations page of PrivateBancorp, Inc.’s Internet site at www.pvtb.com.

The Company plans to release its first quarter 2008 earnings prior to the opening of trading on April 28, 2008. The earnings release also will be posted on the Company’s website.

The webcast and call will feature a brief discussion of the earnings release, followed by questions from professional investors invited to participate in the interactive portion of the discussion.  Parties accessing the webcast will be in a "listen-only" mode.

Following the live webcast, an archived replay of the call will be available on the PrivateBancorp, Inc. website beginning approximately two hours after the call ends. The replay will remain available until the second quarter 2008 earnings release is available.

PrivateBancorp, Inc., through its PrivateBank subsidiaries, provides distinctive, highly-personalized, premium financial services to a growing array of successful entrepreneurial and middle-market privately held and public businesses, affluent individuals, wealthy families, professionals, entrepreneurs and real estate investors.  Through a team of highly qualified managing directors, The PrivateBank delivers a sophisticated suite of tailored credit, treasury and wealth management solutions to meet its client's personal and commercial financial needs.  The Company, which had assets of $5.0 billion as of December 31, 2007, has 20 offices located in the Atlanta, Chicago, Cleveland, Detroit, Milwaukee, Minneapolis, St. Louis, and Kansas City metropolitan areas.

Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.’s website at http://www.pvtb.com.